Vail Resorts, Inc.

N e w s R e l e a s e

For immediate Release

Vail Resorts Contacts:

Media: Kelly Ladyga, (970) 845-5720, kladyga@vailresorts.com

Investor Relations: Leslie Roubos, (970) 845-2958, lroubos@vailresorts.com

VAIL RESORTS ANNOUNCES RESTATEMENT OF PRIOR YEARS' NET INCOME TOTALING $3.3 MILLION IN AGGREGATE

  Net income reduced by $516,000 in fiscal 2002
  Net income reduced by $2.2 million in fiscal 2001
  Net income reduced by a total of $570,000 combined, spread among the three fiscal years of 2000, 1999, 1998

VAIL, Colo. - November 13, 2003 - Vail Resorts, Inc. (NYSE: MTN) announced today that it has restated its Consolidated Financial Statements as of and for the years ended July 31, 2002 and 2001 for certain adjustments arising from its fiscal 2003 year-end review. The total of these adjustments, net of income taxes, is $3.3 million, resulting in reductions to net income of $516,000 in fiscal 2002, $2.2 million in fiscal 2001, and $570,000 combined for the three fiscal years prior to fiscal 2001.

After restatement, in fiscal 2002 the Company's revenue and net income, respectively, was $615.3 million and $7.1 million; and in fiscal 2001 it was $543.8 million and $11.5 million. For the three fiscal year period 1998 through 2000, total revenue was approximately $1.4 billion and net income was approximately $60 million. For the five-year period combined, the Company's total revenue was approximately $2.6 billion in aggregate, and its net income for the same combined period was approximately $78 million in aggregate.

The restated adjustments are included in the Company's fiscal 2003 annual report on Form 10-K filed today for the year ended July 31, 2003.

The restatement relates to the following areas:

Capitalized interest on investment in BG Resort, LLC ("BG Resort") - The Company is required to capitalize the interest incurred with respect to its investments in and loans and advances to BG Resort (the Ritz-Carlton, Bachelor Gulch joint venture in which the Company owns 49%) during the pre-opening construction period from July 1999 through November 2002 of the Ritz-Carlton, Bachelor Gulch. Instead, the Company incorrectly expensed these interest costs as incurred. The restatement reduces the interest expense recorded in prior years and increases the investment in BG Resort. As a result, the restatement increases net income by approximately $182,000 in fiscal 2002; $211,000 in fiscal 2001; and $72,000 in fiscal 2000.

Depreciation expense and other related items - In connection with its year-end review of fiscal 2003, the Company found that certain fixed assets were not transferred in a timely manner from construction-in-process to fully constructed property, plant and equipment. As a result, depreciation was understated primarily for fiscal 2002. In addition, other adjustments relate to the capitalization of certain other costs. The result is a decrease in net income of approximately $702,000 in fiscal 2002 and $52,000 in fiscal 2001.

Employee housing joint venture accounting - The Company has partial ownership in four seasonal employee housing entities and accounts for them under the equity method of accounting. Historically, the Company has recorded its pro rata share of profits or losses based on the Company's ownership percentages in the four entities, which range from a low of 26% to a high of 50%. After further review this fiscal year, the Company determined that it was required to record on its books not only its pro rata share of profits, if any, but 100% of any losses despite its lower ownership interest in the entities. The housing entities did in fact suffer losses, primarily due to depreciation, in these prior periods. The adjustments reduce net income by approximately $178,000 in fiscal 2002; $334,000 in fiscal 2001; and $641,000 combined for the three fiscal years prior to 2001.

Executive deferred compensation - In May 2001, the Company and its Chairman and Chief Executive Officer ("CEO") entered into an amendment of his employment contract, as previously disclosed. With varying vesting dates, the CEO's compensation consisted of salary, an annual performance related bonus, stock options and restricted shares, two residential lots, a transfer of ownership of his Company-supplied residence, associated club memberships and other perquisites. Upon further review, the Company has determined three changes should be made in the recording of this compensation. First, approximately three months of vesting of various, but not all, components of the compensation package should be changed from fiscal 2002 to fiscal 2001. Second, the Company has corrected the methodology for valuing the compensation expense associated with the Bachelor Gulch lot. The Company has reversed the expense accruals made in fiscal 2002 attributable to the lot, and instead has recorded as compensation expense the fair market value of the homesite as of the date of the purchase contract in fiscal 2001, less what the CEO would then have paid to purchase the property. Third, the Company originally estimated the value of, and expensed ratably over the associated vesting period, the Company-supplied residence. The Company has now reevaluated its estimate for the fair value as of May 2001, for the residence and the club memberships, which combined are now less than the original estimate. This new estimate has been expensed ratably over the associated vesting period. These changes in executive deferred compensation, primarily relating to the CEO and primarily relating to the items described above, total an increase in fiscal 2002 net income of approximately $399,000 and a decrease in fiscal 2001 net income of approximately $1,834,000.

Interest income from BG Resort - The Company received interest payments from BG Resort in fiscal 2002 and 2001 on earlier loans and advances made by the Company to BG Resort. The interest payments were recorded as interest income at the time of actual receipt. Subsequently, the Company learned that BG Resort (which the Company does not manage) had capitalized the interest payments, and therefore, the Company also needed to defer recognition of these interest payments under the equity method of accounting. As such, the Company is deferring the recognition of a portion of previously reported interest income and is now recognizing the interest income as BG Resort records related cost of sales and depreciation expense. The net income effect is a reduction of approximately $217,000 in fiscal 2002 and $170,000 in fiscal 2001.

Adam Aron, Chairman and Chief Executive Officer, commented, "While the amounts of these adjustments aggregate to a total of $3.3 million of net income over a number of years, the numbers nonetheless are material and therefore have been restated. And while some of these adjustments relate to complex accounting interpretations, we are absolutely committed to doing what is necessary to ensuring the accuracy, completeness, and timeliness of the Company's financial statements. Accordingly, Vail Resorts has already augmented in the past year, and will continue to assess the need to further do so, the size and technical expertise of our finance and accounting personnel and resources."

Investors are strongly encouraged to read the Company's fiscal 2003 annual report on Form 10-K for more detailed information. Please also refer to the Company's press release issued today announcing fiscal 2003 fourth quarter and year-end results.

CONFERENCE CALL

For further discussion of the contents of this press release, please listen to our live webcast today at 11:30 am EST, available on www.vailresorts.com. In order to access the non-GAAP financial information that will be referenced in the call, click on the Regulation G Compliance section under the Investor Relations tab on www.vailresorts.com.

Vail Resorts, Inc. is the premier mountain resort operator in North America. The Company's subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado, Heavenly Resort in California and Nevada and the Grand Teton Lodge Company in Jackson Hole, Wyoming. In addition, the Company's RockResorts luxury resort hotel company operates 10 resort hotels throughout the United States. The Vail Resorts corporate website is www.vailresorts.com and the consumer websites are www.snow.com and www.rockresorts.com. Vail Resorts, Inc. is a publicly held company traded on the New York Stock Exchange (NYSE: MTN).

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Statements in this press release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: adverse consequences resulting from the restatement of earnings announced in this press release and/or the restatement of earnings filed by the Company in fiscal 2002, and from the SEC investigation. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.